UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  ______________________________________________________________
FORM 8-K
  ______________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2018 (November 27, 2018)

______________________________________________________________
Electronics For Imaging, Inc.
(Exact name of Registrant as Specified in its Charter)

 ______________________________________________________________

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle
Fremont, California 94555
(Address of Principal Executive Offices)
(650) 357-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On November 30, 2018, in connection with the issuance by Electronics For Imaging, Inc., a Delaware corporation (the “Company”), of $150.0 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2023 (the “Notes”) in a private placement, the Company entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of the Company and will pay interest semiannually at a rate of 2.25% per annum.
The Notes will be convertible at an initial conversion rate of 28.0128 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $35.70 per share of common stock), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 30.0% to the $27.46 per share closing price of the Company’s common stock on The Nasdaq Global Select Market on November 27, 2018. Upon conversion of the Notes, holders will receive cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election.
Prior to the close of business on the business day immediately preceding May 15, 2023, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes. Interest on the Notes will be payable semiannually in arrears at a rate of 2.25% per annum on May 15 and November 15 of each year, beginning on May 15, 2019. The Notes will mature on November 15, 2023, unless earlier repurchased, redeemed or converted in accordance with their terms.
The conversion rate is subject to customary anti-dilution adjustments, but will not be adjusted for any accrued and unpaid interest. Following certain corporate events described in the Indenture that occur prior to the maturity date or if the Company delivers a redemption notice, the conversion rate will be increased in certain circumstances for a holder who elects to convert its Notes in connection with such a corporate event or redemption notice.
The Notes are not redeemable prior to November 22, 2021. The Company may redeem for cash all or any portion of the notes, at the Company’s option, on or after November 22, 2021 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a redemption notice at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest up to, but excluding, the fundamental change repurchase date.
The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable.
The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
On November 27, 2018, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. (as representatives of the initial purchasers) with respect to the offer and sale of $150.0 million aggregate principal amount of the Notes (including $15.0 million principal amount of the Notes issued by the Company pursuant to the initial purchasers’ option to purchase additional Notes) for resale solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. Additional information pertaining to the Notes and the shares of common stock issuable upon conversion of the Notes, if any, is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 28, 2018, the Company issued a press release announcing the pricing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.
The net proceeds from the sale of the Notes were approximately $145.8 million, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company. The Company used approximately $40.0 million of the net proceeds of the Notes to repurchase 1,456,700 shares of its common stock from the purchasers of Notes in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. The purchase price per share of the common stock repurchased in such transactions was equal to the closing price per share of the Company’s common stock on the date of the pricing of the offering of the Notes, which was $27.46 per share. The Company expects to use the remainder of the net proceeds from the sale of the Notes for general corporate purposes, including, but not limited to, the repayment at maturity of the Company’s existing 0.75% convertible senior notes due 2019, acquisitions or other strategic transactions, potential repurchases of additional shares of the Company’s common stock under the Company’s existing share repurchase authorization and working capital.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture (including Form of Notes) with respect to the Company’s 2.25% Convertible Senior Notes due 2023, dated as of November 30, 2018, between the Company and U.S. Bank National Association, as trustee.

99.1	Press Release Dated November 28, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	November 30, 2018	ELECTRONICS FOR IMAGING, INC.

		By:	/s/ Marc Olin
		Name:	Marc Olin
		Title:	Chief Financial Officer